Alaska Communications Systems • 600 Telephone Avenue • Anchorage, AK 99503

ACS Corporate Communications:
Mary Gasperlin, Director
Jeaneen Gill, Manager
(907) 297-3000
mary.gasperlin@acsalaska.com
jeaneen.gill@acsalaska.com

Alaska Communications Systems
Announces Quarterly Cash Dividend

ANCHORAGE, Alaska, March 21, 2007 (BUSINESS WIRE) — Alaska Communications Systems Group, Inc. (“ACS”) (NASDAQ:ALSK) today announced its board of directors declared a quarterly cash dividend of $0.215 per share on the company’s common stock. The first quarter dividend is payable on April 18, 2007 to stockholders of record on the close of business on March 30, 2007. The company had approximately 42.3 million shares of common stock outstanding as of February 26, 2007.

About Alaska Communications Systems
ACS is the leading integrated communications provider in Alaska, offering local telephone service, wireless, long distance, data, and Internet services to business and residential customers throughout Alaska. More information can be found on the company’s website at www.acsalaska.com or at its investor site at www.alsk.com.

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